UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 12, 2009

ESPRE SOLUTIONS, INC.
 (Exact name of registrant as specified in its charter)

NEVADA	000-51577	68-0576847
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5700 W. Plano Parkway, Suite 2600, Plano, Texas 75093
(Address of Principal Executive Offices)

(214) 254-3708
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

As previously disclosed, on Form 8-K filed on January 30, 2009 by Espre Solutions, Inc. (the “Debtor”) filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Court”), in the proceeding titled In re: Espre Solutions, Inc., Case # 09-30572-HDH-11.

On April 30, 2009, the Court at the Debtor’s Confirmation Hearing approved the Second Amended Plan of Reorganization (“Plan”).  This Plan becomes final on May 12, 2009 and sets forth the way the Debtor’s bankruptcy estate will be resolved.

The Debtor will file Form 15 on Plan Closing Date, projected to be May 13, 2009, to terminate registration with the Securities and Exchange Commission.

On the Plan Closing Date, all existing shares of Common Stock will be canceled and new shares will be issued to the winning bidder.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2009, the board of directors of Espre Solutions, Inc. (the “Company”) accepted the resignation of BG Moore as Chief Financial Officer and Treasurer.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits.

Exhibit No.	Description
99.1	Order Confirming Debtor’s Second Amended Plan of Reorganization, As Modified, signed by Judge Harlin DeWayne Hale, May 1, 2009

99.2	Second Amended Plan of Reorganization, As Modified entered by United States Bankruptcy Court on April 29, 2009.

99.3	Initial Interest Acquisition Bid, Exhibit 1.34. entered by United States Bankruptcy Court on April 29, 2009.

99.4	Initial Interest Acquisition Bid Agreement, Exhibit 1.34. entered by United States Bankruptcy Court on April 29, 2009.

99.5	Line of Credit Loan Agreement, Exhibit 1.34.1 entered by United States Bankruptcy Court on April 29, 2009.

99.6	Minimum Interest Acquisition Bid Requirements, Exhibit 1.38 entered by United States Bankruptcy Court on April 29, 2009.

99.7	Minimum Interest Acquisition Bid Form, Exhibit 1.38 entered by United States Bankruptcy Court on April 29, 2009.

99.8	Retained Claims and Causes of Action, Exhibit 5.06 entered by United States Bankruptcy Court on April 29, 2009.

99.9	Findings of Fact and Conclusions of Law Regarding Confirmation of Second Amended Plan of Reorganization, As Modified signed by Judge Harlin DeWayne Hale, May 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2009	/s/ William Hopke
William Hopke, President